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                                                                    EXHIBIT 99.2

FOR IMMEDIATE RELEASE


TNPC, Inc., Changes Name To "NewPower Holdings, Inc."

Purchase, New York, January 22, 2001 - TNPC, Inc. (NYSE: NPW), parent of The New Power Company, today announced it filed documents in the state of Delaware, where it is incorporated, to formally change the name of the company to "NewPower Holdings, Inc", effective as of the filing date January 19, 2001.

NewPower Holdings, Inc. is traded on the New York Stock Exchange (NYSE) under the symbol NPW. The Company will retain its NPW trading symbol on the NYSE. The New Power Company, a wholly owned subsidiary of NewPower Holdings, Inc., is the first national residential and small business energy provider.

"As we continue our national expansion into deregulated energy markets under the brand name, 'NewPower' we wanted to avoid any confusion between our branded product name, and the parent company," stated H. Eugene Lockhart, president and chief executive officer of NewPower Holdings, Inc.



ABOUT NEWPOWER HOLDINGS, INC.
NEWPOWER HOLDINGS, INC. (NYSE: NPW), THROUGH ITS SUBSIDIARY, THE NEW POWER COMPANY, IS THE FIRST NATIONAL PROVIDER OF ELECTRICITY AND NATURAL GAS TO RESIDENTIAL AND SMALL COMMERCIAL CUSTOMERS IN THE UNITED STATES. THE COMPANY OFFERS CONSUMERS, IN RESTRUCTURED RETAIL ENERGY MARKETS, COMPETITIVE ENERGY PRICES, PRICING CHOICES, IMPROVED CUSTOMER SERVICE, AND OTHER INNOVATIVE PRODUCTS, SERVICES AND INCENTIVES.

INVESTORS                                             MEDIA
June Filingeri                                        Gael Doar
Vice President, Investor Relations                    Director of Communications
Jfilinge@newpower.com                                 gdoar@newpower.com
(914) 697-2431                                        (914) 697-2451